UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 5, 2022

Fuse Group Holding Inc.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-202948	47-1017473
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

805 W. Duarte Rd., Suite 102 Arcadia, CA 91007
(Address of principal executive offices)

(626) 210-0000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

On April 5, 2022, the Board of Directors of Fuse Group Holding Inc. (the “Company”) approved the dismissal of Paris, Kreit & Chiu CPA LLP (“Paris Kreit”) as the Company’s independent registered public accounting firm, effective immediately.

Paris Kreit’s audit reports on the Company’s consolidated financial statements as of and for the fiscal years ended September 30, 2021 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the consolidated financial statements of the Company for the fiscal years ended September 30, 2021 contained an uncertainty about the Company’s ability to continue as a going concern.

During the fiscal years ended September 30, 2021, and in the subsequent interim period through April 4, 2022, there were (i) no disagreements between the Company and Paris Kreit on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Paris Kreit, would have caused Paris Kreit to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, and (ii) no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K, except as noted in the following paragraph:

During the fiscal years ended September 30, 2021, and through the interim period ended April 4, 2022, there were the following “reportable events” (as such term is defined in Item 304 of Regulation S-K). As disclosed in Part I, Item 4 of the Company’s Form 10-Q for the quarter ended December 31, 2021, the Company’s management determined that the Company’s internal controls over financial reporting were not effective as of the end of such period due to the existence of material weaknesses related to the following:

1. We do not have an Audit Committee. While we are not legally obligated to have an audit committee, it is the management’s view that such a committee, including a financial expert member, is of the utmost importance for entity-level control over the Company’s financial statements. Currently, the Board of Directors acts in the capacity of an audit committee.

2. We did not implement appropriate information technology controls. As of December 31, 2021, the Company was retaining copies of all financial data and material agreements; however there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of the data in the event of theft, misplacement, or loss due to unmitigated factors.

3. We currently lack sufficient accounting personnel with the appropriate level of knowledge, experience and training in U.S. GAAP and SEC reporting requirements. We have one employee assigned to a position that involves processing financial information, resulting in a lack of segregation of duties so that all journal entries and account reconciliations are reviewed by someone other than the preparer, heightening the risk of error or fraud.

These material weaknesses have not been remediated as of the date of this Current Report on Form 8-K.

The Company provided Paris Kreit with a copy of the disclosures it is making in this Current Report on Form 8-K (the “Report”) prior to the time the Report was filed with the Securities and Exchange Commission (the “SEC”). The Company requested that Paris Kreit furnish a letter addressed to the SEC stating whether or not it agrees with the statements made herein. A copy of Paris Kreit’s letter dated April 7, 2022, is attached as Exhibit 16.1 hereto.

(b) Engagement of New Independent Registered Public Accounting Firm

On April 5, 2022, the Company’s Board of Directors approved the engagement of KCCW Accountancy Corp. (“KCCW”), as the Company’s independent registered public accounting firm, effective as of April 5, 2022.  The Board of Directors also approved KCCW to act as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2022.

During the Company’s two most recent fiscal years and through April 4, 2022, neither the Company nor anyone on its behalf consulted KCCW regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company; or (ii) any matter that was either the subject of a disagreement or a reportable event as described above; and there was neither a written report nor was oral advice provided to the Company by KCCW that was an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issue.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Exhibit Title or Description
16.1	Letter from Paris, Kreit & Chiu CPA LLP to the SEC, dated April 7, 2022.
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fuse Group Holding Inc.

Date: April 7, 2022	By:	/s/ Umesh Patel
Umesh Patel
Chief Executive Officer